EXHIBIT 99.3

                     ATWOOD OCEANICS, INC. AND SUBSIDIARIES
                     ANALYSIS OF REVENUES AND DRILLING COSTS
                                   (Unaudited)

                                            FOR THE THREE MONTHS ENDED
                                                  JUNE 30, 2007

                                                                    CONTRACT
                                                                    DRILLING
                                          REVENUES                   COSTS
                                         ----------                ----------
                                                      (In Millions)

ATWOOD HUNTER                               $ 21.6                    $ 7.3
ATWOOD EAGLE                                  15.2                      9.8
ATWOOD SOUTHERN CROSS                         13.1                      5.3
ATWOOD FALCON                                 12.8                      4.8
ATWOOD BEACON                                 10.3                      3.8
VICKSBURG                                      9.2                      3.4
SEAHAWK                                        7.4                      7.4
RICHMOND                                       7.3                      3.4
AUSTRALIA MANAGEMENT CONTRACTS                 1.5                      1.0
OTHER                                           -                       1.3
                                             -----                    -----
                                              98.4                     47.5
                                             =====                    =====


                                            FOR THE NINE MONTHS ENDED
                                                  JUNE 30, 2007

                                                                    CONTRACT
                                                                    DRILLING
                                          REVENUES                   COSTS
                                         ----------                -----------
                                                      (In Millions)

ATWOOD HUNTER                               $ 60.3                   $ 19.1
ATWOOD EAGLE                                  43.7                     26.2
ATWOOD SOUTHERN CROSS                         36.5                     14.9
ATWOOD FALCON                                 33.8                     18.1
ATWOOD BEACON                                 29.3                     11.3
VICKSBURG                                     26.2                     10.1
SEAHAWK                                       23.3                     21.1
RICHMOND                                      22.0                      9.8
AUSTRALIA MANAGEMENT CONTRACTS                 6.3                      4.9
OTHER                                           -                       4.7
                                            ------                    -----
                                             281.4                    140.2
                                            ======                    =====